Exhibit 99.1 NEWS RELEASE Contact: Lauren Dresnick, New Venture Communications Phone Number: 650-343-2735 Email: ldresnick@newventurecom.com

GLOBALSCAPE NAMED TO DELOITTE'S 2010 TECHNOLOGY FAST 500

SAN ANTONIO, Texas-October 20, 2010-GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, today announced that it has been named to Deloitte's Technology Fast 500™, which recognizes the fastest growing technology, media, telecommunications, life sciences, and clean technology companies in North America. The Technology Fast 500 winners are determined based on percentage fiscal year revenue growth from 2005 to 2009. GlobalSCAPE grew revenues 146% during this period. This is the second consecutive year for GlobalSCAPE to be named to the list.

GlobalSCAPE's president and CEO, Jim Morris, credits the company's growth and success to its dedicated employees and their commitment to bringing innovative secure information exchange products and services to its customers. "It's a tremendous honor to be named to the Deloitte Technology Fast 500 list, and a significant achievement for all of us here at GlobalSCAPE," said Morris. "It is a reflection of our employees' passion and dedication to the company's success. It also shows the commitment we have made to our customers and the increased demand for our award-winning solutions that can assist our customers in achieving their compliance and security objectives."

"GlobalSCAPE and the other 2010 Technology Fast 500™ winners forged ahead in a challenging economic environment to realize exceptional growth," said Phil Asmundson, vice chairman and Deloitte's U.S. technology, media and telecommunications leader. "Deloitte commends GlobalSCAPE for this impressive accomplishment."

"GlobalSCAPE has proved itself to be one of the fastest growing tech companies in North America, and we are proud to honor them as one of the 2010 Technology Fast 500™," said Mark Jensen, managing partner, venture capital services, Deloitte & Touche LLP.

GlobalSCAPE's solutions, including industry-leading Enhanced File Transfer Server™, Managed Information Xchange™, Mail Express™, Wide Area File Services (WAFS™), and the CuteFTP® product family, allow organizations to intelligently and securely exchange and manage sensitive information in motion and at rest across multiple locations with customers and business partners. These solutions ensure the highest levels of compliance with government data security and privacy regulations, along with corporate security policies and mandates.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a leading provider of secure information exchange solutions. Since the release of CuteFTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. Serving a customer base that spans more than 150 countries and includes the majority of Fortune 100 companies, GlobalSCAPE's primary focus is providing customers with intuitive and efficient managed file transfer (MFT) solutions while also ensuring end-to-end security. For more information, visit www.globalscape.com, Blog, or Twitter.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2009 calendar year, filed with the Securities and Exchange Commission on March 30, 2010.

Deloitte LLP

As used in this document, "Deloitte" means Deloitte LLP. Please see www.deloitte.com/us/about for a detailed description of the legal structure of Deloitte LLP and its subsidiaries.